                                                                  Exhibit (4)(a)

                                DEPOSIT AGREEMENT

                                      AMONG

                              M&T BANK CORPORATION

                    MANUFACTURERS AND TRADERS TRUST COMPANY,

                                  as Depositary

                      and the Holders from time to time of
                    the Depository Receipts described herein

                        Dated as of _________ ___, _____

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                                TABLE OF CONTENTS

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ARTICLE I     -    DEFINITIONS..................................................................       1

                   SECTION 1.1.        Definitions..............................................       1

ARTICLE II    -    FORM OF RECEIPTS; DEPOSIT OF STOCK;
                   EXECUTION AND DELIVERY, TRANSFER,
                   SURRENDER AND REDEMPTION OF RECEIPTS.........................................       2

                   SECTION 2.1.        [Book-Entry Form;] Form and Transfer of
                                       Receipts.................................................       2
                   SECTION 2.2.        Deposit of Stock; Execution and Delivery of
                                       Receipts in Respect Thereof..............................       4
                   SECTION 2.3.        Redemption of Stock......................................       5
                   SECTION 2.4.        Registration of Transfer of Receipts.....................       7
                   SECTION 2.5.        Split-Ups and Combinations of Receipts;
                                       Surrender of Receipts and Withdrawal
                                       of Stock.................................................       7
                   SECTION 2.6.        Limitations on Execution and Delivery,
                                       Transfer, Surrender and Exchange of Receipts.............       8
                   SECTION 2.7.        Lost Receipts, Etc.......................................       9
                   SECTION 2.8.        Cancellation and Destruction of
                                       Surrendered Receipts.....................................       9
                   SECTION 2.9.        Interchangeability of Book-Entry Receipts
                                       and Receipts in Physical, Certificate Form...............       9
                   SECTION 2.10.       Stock Purchase Plans.....................................      10

ARTICLE III   -    CERTAIN OBLIGATIONS OF THE HOLDERS
                   OF RECEIPTS AND THE COMPANY..................................................      10

                   SECTION 3.1.        Filing Proofs, Certificates and Other
                                       Information..............................................      10
                   SECTION 3.2.        Payment of Taxes or Other Governmental
                                       Charges..................................................      11
                   SECTION 3.3.        Warranty as to Stock.....................................      11
                   SECTION 3.4.        Warranty as to Receipts..................................      11

ARTICLE IV    -    THE DEPOSITED SECURITIES; NOTICES............................................      11

                   SECTION 4.1.        Cash Distributions.......................................      11
                   SECTION 4.2.        Distributions Other Than Cash............................      12
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                      TABLE OF CONTENTS (CONT'D)

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                   SECTION 4.3.        Subscription Rights, Preferences or
                                       Privileges...............................................      12
                   SECTION 4.4.        Notice of Dividends, Etc.; Fixing of
                                       Record Date for Holders of Receipts......................      13
                   SECTION 4.5.        Voting Rights............................................      14
                   SECTION 4.6.        Changes Affecting Deposited Securities and
                                       Reclassifications, Recapitalizations, Etc................      14
                   SECTION 4.7.        Inspection of Reports....................................      15
                   SECTION 4.8.        List of Receipt Holders..................................      15

ARTICLE V     -    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                   THE REGISTRAR AND THE COMPANY................................................      15

                   SECTION 5.1.        Maintenance of Offices, Agencies and
                                       Transfer Books by the Depositary;
                                       Registrar................................................      15
                   SECTION 5.2.        Prevention of or Delay in Performance by
                                       the Depositary, the Depositary's Agents, the
                                       Registrar or the Company.................................      16
                   SECTION 5.3.        Obligations of the Depositary, the
                                       Depositary's Agents, the Registrar and
                                       the Company..............................................      17
                   SECTION 5.4.        Resignation and Removal of the
                                       Depositary: Appointment of Successor
                                       Depositary...............................................      17
                   SECTION 5.5.        Corporate Notices and Reports............................      18
                   SECTION 5.6.        Indemnification by the Company...........................      19
                   SECTION 5.7.        Charges and Expenses.....................................      19

ARTICLE VI    -    AMENDMENT AND TERMINATION....................................................      19

                   SECTION 6.1.        Amendment................................................      19
                   SECTION 6.2.        Termination..............................................      20

ARTICLE VII   -    MISCELLANEOUS................................................................      21

                   SECTION 7.1.        Counterparts.............................................      21
                   SECTION 7.2.        Exclusive Benefit of Parties.............................      21
                   SECTION 7.3.        Invalidity of Provisions.................................      21
                   SECTION 7.4.        Notices..................................................      21
                   SECTION 7.5.        Depositary's Agents......................................      22
                   SECTION 7.6.        Holders of Receipts Are Parties..........................      22
                   SECTION 7.7.        Governing Law............................................      22
                   SECTION 7.8.        Inspection of Deposit Agreement..........................      22
                   SECTION 7.9.        Headings.................................................      23
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                                DEPOSIT AGREEMENT

         DEPOSIT AGREEMENT, dated as of ______ __, ____ among M&T BANK CORPORATION, a New York corporation, MANUFACTURERS AND TRADERS TRUST COMPANY , a New York banking corporation, as Depositary, and the holders from time to time of the Receipts described herein.

                                   WITNESSETH

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series __ [__%] Preferred Stock, par value $1.00 per share, of M&T Bank Corporation with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) by the Depositary evidencing Depositary Shares in respect of the Stock (as hereinafter defined) so deposited;

         NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions.

         The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

         "Certificate of Designation" shall mean the certificate of designation to the Restated Certificate of Incorporation, as amended, of the Company filed with the Secretary of State of the State of New York establishing the Stock as a series of preferred stock of the Company.

         "Company" shall mean M&T Bank Corporation, a New York corporation, and its successors.

         "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

         "Depositary" shall mean Manufacturers and Traders Trust Company, a New York banking corporation, and any successor Depositary hereunder.

         "Depositary Shares" shall mean the Depositary Shares, each representing a one-________ (1/__th) interest in a share of Stock and which shall be evidenced by Receipts.

         "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

         "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary business shall be administered.

         "Receipt" shall mean one of the depositary receipts, whether in definitive or temporary form, issued hereunder by the Depositary, each representing any number of whole Depositary Shares. [If Receipts are to be issued in Book-Entry Form: If the context so requires, the term "Receipt" shall be deemed to include the DTC Receipt (as defined in Section 2.1 hereof).] "record holder" with respect to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books of the Depositary or any register of any Registrar maintained for such purpose at a given time.

         "Registrar" shall mean any bank or trust company which shall be appointed by the Depositary to register ownership and transfers of Receipts as herein provided and which may include the Depositary.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock" shall mean shares of the Company's Series __ [___%] Preferred Stock, par value $1.00 per share.

                                   ARTICLE II

                FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION AND
            DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

[Use bracketed portions only if Receipts are to be issued in Book-Entry Form]

         Section 2.1. [Book-Entry Form;] Form and Transfer of Receipts.

         (a) [[All] [A portion] of the Receipts shall initially be represented by one or more global receipts (collectively, the "DTC Receipt") deposited with The Depository Trust Company ("DTC") and registered in the name of [Cede & Co.], a nominee of DTC. The Depositary, or such other entity as is agreed to by DTC, may hold the DTC Receipt as custodian for DTC. So long as the Receipts are eligible for book-entry settlement with DTC, except as provided for in Section
2.9 hereof, no person acquiring Depositary Shares traded on any securities exchange with book-entry settlement through DTC shall receive or be entitled to receive physical delivery of the Receipts evidencing such Depositary Shares. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.]

         (b) [If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Company may instruct the Depositary regarding making

                                     - 2 -

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other arrangements for book-entry settlement. In the event that the Receipts are not eligible for, or it is no longer necessary to have the Receipts available in, book-entry form, the Depositary shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive receipts in physical form evidencing such Depositary Shares. Such definitive Receipts shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as hereafter provided.]

         (c) The beneficial owners of Depositary Shares shall [, except as stated above with respect to Depositary Shares in book-entry form represented by the DTC Receipt,] be entitled to receive Receipts in physical, certificated form as herein provided.

         (d) [The Receipts may be typewritten in the case of the DTC Receipts and otherwise shall, upon notice by the Company to the Depositary, be definitive Receipts.] Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form annexed hereto as Exhibit A, with appropriate insertions, modifications and omissions, as hereinafter provided. [If Receipts are to be issued in Book-Entry Form: The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system.] Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company [If shares of Stock may be deposited by holders thereof: or any holder of Stock, as the case may be,] delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement and with respect to the Stock, as definitive Receipts.

         (e) Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly

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authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signatures of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Receipts or did not hold such offices on the date of delivery of such Receipts.

Receipts shall be in denominations of any number of whole Depositary Shares.

         (f) Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

         (g) [Subject to any limitations set forth in a Receipt or in this Deposit Agreement,] Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Stock[, the exchange of Depositary Shares for Stock, the right to exchange Receipts pursuant to Section 2.9] or to any notice provided for in this Deposit Agreement and for all other purposes.

The Depositary shall not lend any Stock deposited hereunder.

         Section 2.2. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.

         (a) Subject to the terms and conditions of this Deposit Agreement, the Company [If shares of Stock may be deposited by holders thereof: or any holder of Stock] may from time to time deposit shares of Stock with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the Stock to be deposited. Such certificate or certificates representing the Stock shall be properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company [If shares of Stock may be deposited by holders thereof: or such holder, as the case may be,] directing the Depositary to execute and deliver to, or upon the written order of, the person or persons named in such order, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

         (b) All Stock deposited by the Company [If shares of Stock may be deposited by holders thereof: or any holder of Stock, as the case may be,] with the Depositary shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

         (c) Upon receipt by the Depositary of a certificate or certificates representing Stock deposited, with the Depositary by the Company [If shares of Stock may be deposited by holders thereof: or any holder of Stock, as the case may be,] in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary, the Depositary shall execute and deliver, to the person or persons named in the written order delivered to the Depositary, a Receipt or Receipts, evidencing in the aggregate the number of Depositary Shares relating to the Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons named in the written order. The Depositary shall execute and deliver such Receipts at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. [If Receipts are to be issued in Book-Entry Form: The DTC Receipt shall provide that it shall evidence the aggregate amount of Depositary Shares from time to time indicated in the records of the Depositary and that the aggregate amount of Depositary Shares evidenced thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary.]

         (d) Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited with the Depositary hereunder not more than ______ shares of Stock.

         Section 2.3. Redemption of Stock.

         (a) Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Amendment, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid, not less than 40 nor more than 70 days prior to the date fixed for the redemption of Stock in accordance with the provisions of the Amendment. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price required pursuant to the Amendment relating to the Stock to be redeemed, the Depositary shall redeem the Depositary Shares relating to such Stock. The Depositary shall mail notice of such redemption, and the simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed on the record date fixed pursuant to
Section 4.4 hereof, at the addresses of such holders as they appear on the records of the Depositary; provided, however, that neither failure to mail any such notice to one or more such holders nor any defect in any notice or in the mailing thereof to one or more such holders shall affect the validity of the proceedings for redemption of any Depositary Shares as to other holders. Each such notice of redemption shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed and the method by which the Depositary Shares will be chosen for redemption; (iii) the redemption price (including cumulative dividends to the Redemption Date); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; (v) that dividends in respect of the Stock to be redeemed, which are represented by the Depositary Shares to be redeemed, will cease to accrue at the close of business on such Redemption Date and (vi) if a date other than the Redemption Date, the date from and after which the Stock and Depositary Shares shall no longer be deemed to be outstanding. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Company.

         (b) Notice having been mailed by the Depositary as aforesaid, from and after (i) the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), or (ii) such earlier date (if applicable) upon which the Company deposits the Redemption Price with the paying agent for the holders of the Stock (regardless of whether such shares are actually surrendered for cancellation), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/__th of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, underlying such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Stock to be so redeemed and have not theretofore been paid.

         (c) If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the payment of the redemption price, a new Receipt evidencing such number of Depositary Shares as were evidenced by such prior Receipt and not called for redemption; provided, however, that such replacement Receipt shall be issued only in denominations of whole Depositary Shares and cash will be payable in respect of fractional interests.

         Section 2.4. Registration of Transfer of Receipts.

         Subject to the terms and conditions of this Deposit Agreement, the Registrar, on behalf of the Depositary, shall register on its books transfers of Receipts from time to time upon notice to the Registrar by the Depositary of the surrender of a Receipt for transfer by the holder in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer. Upon surrender of a properly endorsed Receipt or Receipt accompanied by an instrument of transfer, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the transferee named in the endorsement or instrument of transfer.

         Section 2.5. Split-Ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.

         (a) Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, the Depositary shall execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purpose of recording such split-up or consolidation.

         (b) Unless the related Depositary Shares have previously been called for redemption, any holder of a Receipt or Receipts representing any number of whole shares of Stock (or such holder's duly authorized attorney) may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. [If Receipts are to be issued in Book-Entry Form: If such holder's Depositary Shares are being held by DTC or its nominee pursuant to Section 2.1, such holder shall request, in accordance with
Section 2.9, withdrawal from the book-entry system of the number of Depositary Shares specified in the preceding sentence.] Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Sections 2.4 and 3.2) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and the money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

         (c) Stock delivered pursuant to the preceding paragraph may be endorsed with or have incorporated in the text thereof such legend or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Stock are subject.

         (d) If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

         (e) Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         Section 2.6. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

         (a) As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
it) of any charges or expenses payable by the holder of a Receipt pursuant to
Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with the rules and regulations of any governmental body, any stock exchange or any applicable self regulatory body, including without limitation, the National Association of Securities Dealers, Inc. (the "NASD") or such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

         (b) The [If shares of Stock may be deposited by holders thereof: deposit of Stock may be refused, the] delivery of Receipts against Stock deposited with the Depositary may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government, governmental body or commission, stock exchange or the NASD or under any provision of this Deposit Agreement.

         Section 2.7. Lost Receipts, Etc.

         If any mutilated Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, then, in the absence of notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary and the Company of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof and (ii) the holder's furnishing the Depositary with indemnification satisfactory to such Depositary and the Company.

         Section 2.8. Cancellation and Destruction of Surrendered Receipts.

         All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled. [If Receipts are to be issued in Book- Entry Form: Any Receipt evidenced in book-entry form shall be deemed canceled when the Depositary has caused the amount of Depositary Shares evidenced by the DTC Receipt to be reduced in proportion to the number of Depositary Shares evidenced by the surrendered Receipt.]

         [If Receipts are to be issued in Book-Entry Form:

         Section 2.9. Interchange-ability of Book-Entry Receipts and Receipts in Physical, Certificated Form.

         (a) Subject to the terms and conditions of this Deposit Agreement, upon receipt by the Depositary of written instructions from a DTC participant on behalf of any person having a beneficial interest in Depositary Shares evidenced by the DTC Receipt for the purpose of directing the Depositary to execute and deliver a Receipt in physical, certificated form evidencing such Depositary Shares, the Depositary shall follow the procedures set forth in the FAST Agreement for the purpose of reducing the number of Depositary Shares evidenced by the DTC Receipt and, following such reduction, shall execute and deliver to or upon the order of the person or persons named in such order a Receipt or Receipts registered in the name or names requested by such person and evidencing in the aggregate the number of Depositary Shares equal to the reduction in the number evidenced by the DTC Receipt. The Depositary may require in such written instructions any certification or representations as it shall deem necessary to comply with applicable law.

         (b) Subject to the terms and conditions of this Deposit Agreement, upon receipt by the Depositary of a Receipt or Receipts in physical, certificated form, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, including any required certifications, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Depositary Shares evidenced by the DTC Receipt (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such Receipt or Receipts in physical, certificated form and shall follow the procedures set forth in the FAST Agreement for the purpose of reflecting such increase in the number of Depositary Shares evidenced by the DTC Receipt.]

         Section 2.10. Stock Purchase Plans.

         The Depositary shall take such action as shall be necessary or appropriate to permit the record holders of the Depositary Shares to participate in any dividend reinvestment or other stock purchase plan sponsored by the Company that permits the participation by such holders on such terms and conditions as the Company may determine.

                                   ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

         Section 3.1. Filing Proofs, Certificates and Other Information.

         Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guaranties of signature, to execute such certificates and to make such customary representations and warranties consistent with the terms of the Stock as the Depositary or the Company may deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

         Section 3.2. Payment of Taxes or Other Governmental Charges.

         Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.7, or provide evidence satisfactory to the Depositary that such charges and expenses have been paid. Registration of transfer of any Receipt and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

         Section 3.3. Warranty as to Stock.

         The Company hereby represents and warrants to the Depositary that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

         Section 3.4. Warranty as to Receipts.

         The Depositary hereby represents and warrants that the Receipts, when issued, will be legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general equity principles. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.

                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

         Section 4.1. Cash Distributions.

         Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 the pro rata portion, as nearly as practicable, of such dividend or distribution applicable to the number of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribution in respect of the Stock on account of taxes, the distribution in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of Receipts.

         Section 4.2. Distributions Other Than Cash.

         Whenever the Depositary shall receive any property (including securities) for distribution in a form other than cash with respect to the Stock, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 the pro rata portion, as nearly as practicable, of such property (including securities) received by it applicable to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts in accordance with the provisions of
Section 4.1 for a distribution received in cash. The Depositary shall have the right, prior to making any distribution of such securities, to require the Company to provide an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be so registered.

         Section 4.3. Subscription Rights, Preferences or Privileges.

         (a) If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts, pro rata in proportion to the Stock represented by such Receipt, in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall have the right, prior to making any distribution of such rights, preferences or privileges, to require the Company to provide an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be so registered.

         (b) If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any security unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to holders are exempt from registration under the Securities Act.

         (c) If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         Section 4.4. Notice of Dividends, Etc.; Fixing of Record Date for Holders of Receipts.

         (i) Whenever any cash dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, (ii) if rights, preferences or privileges shall at any time be offered with respect to Stock, (iii) whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or (b) any election on the part of the Company to redeem any shares of Stock, or (iv) whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall, in each such instance, fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who should be entitled to receive notice of such meeting or for any other appropriate reasons.

         Section 4.5. Voting Rights.

         Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, authorize the Depositary to exercise the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares (including authority to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such authorization may be given. The Depositary shall endeavor, insofar as practicable, to vote or cause to be voted, in accordance with the authorization referred to above, the votes relating to the shares of Stock (or portion thereof) underlying the Depositary Shares evidenced by all Receipts as to which such authorization has been received. The Company hereby agrees to take all such action as it deems necessary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of authorization from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.

         Section 4.6. Changes Affecting Deposited Securities and
Reclassifications, Recapitalizations, Etc.

         (a) Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets, the Depositary may with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of the Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as it may deem necessary to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale, and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion of or in respect of the Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

         (b) Anything to the contrary herein or in the Receipt notwithstanding, holders of Receipts shall have the right from and after the effective date or any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation or sale, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

         Section 4.7. Inspection of Reports.

         The Depositary shall make available for inspection by holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

         Section 4.8. List of Receipt Holders.

         Promptly, upon request by the Company, the Depositary shall furnish to it a list, as of a specified date, of the names and addresses of all persons in whose names Receipts are registered on the books of the Depositary, and the amount of Stock represented thereby.

                                    ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

         Section 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

         (a) Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

         (b) The Depositary shall, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of any applicable stock exchange in which the Receipts or the Depositary Shares may be listed. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

         (c) The Registrar shall maintain books at the Depositary's Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided, that the exercise of such right shall be governed by the provisions of Section ______ of the _________, as amended, or any successor provision thereto, anything herein to the contrary notwithstanding.

         (d) The Depositary may cause the Registrar to close the books with respect to the Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Stock or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body, including, without limitation, the NASD.

         Section 5.2. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended (including the Amendment), or by reason of any act of God or war, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

         Section 5.3. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company.

         (a) Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its gross negligence or willful misconduct.

         (b) Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity to such party against all expense and liability be furnished as often as required.

         (c) Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable to any party hereto for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit or any holder of a Receipt. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the party or parties specified in this Agreement.

         (d) The Depositary shall not be responsible for any failure to carry out any authorization to vote any of the shares of Stock of for the manner or effect of any such vote made, as long as such action or inaction is in good faith and does not result from the gross negligence or willful misconduct of the Depositary. The Depositary undertakes and shall cause any Registrar to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement using its reasonable best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or against the Company with respect to the Depositary and any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or any Depositary's Agent due to its or their gross negligence or bad faith. The Depositary, any Depositary's Agent, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Receipts subject to the provisions of applicable law. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

         Section 5.4. Resignation and Removal of the Depositary: Appointment of Successor Depositary.

         (a) The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

         (b) The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

         (c) In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Agreement, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any monies or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

         (d) Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

         Section 5.5. Corporate Notices and Reports.

         The Company agrees that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address furnished to it pursuant to Section 4.8, all notices and reports (including without limitation financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Restated Certificate of Incorporation, as amended (including the Certificate of Designation), to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.

         Section 5.6. Indemnification by the Company.

         The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence or willful misconduct on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or the Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

         Section 5.7. Charges and Expenses.

         (a) The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, and redemption of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. The Depositary may refuse to effect any transfer of a Receipt or any withdrawal of Stock evidenced thereby until all such taxes and charges with respect to such Receipt or Stock are paid by the holder thereof. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses.

         (b) All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be payable by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses, which consent shall not be unreasonably withheld. The Depositary shall present any statement for charges and expenses to the Company promptly, unless the Company shall agree otherwise.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         Section 6.1. Amendment.

         The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 hereof, of any owner of any Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NASD or any applicable stock exchange.

         Section 6.2. Termination.

         (a) This Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3, (ii) all the Stock has been withdrawn pursuant to Section 2.5, or (iii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

         (b) Whenever the Deposit Agreement has been terminated pursuant to
(iii) above, the Depositary will mail notice of such termination to the record holders of all Depositary Shares then outstanding at least 30 days prior to the date fixed in that notice for termination of the Deposit Agreement. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the owners thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary will continue (i) to collect dividends on the Stock and any other distributions with respect thereto, (ii) to deliver or cause to be delivered shares of Stock, together with such dividends and distributions, or principal and interest, and the net proceeds of any sales of rights, preferences, privileges or other property (other than real property) in exchange for Depositary Shares surrendered. At any time after the expiration of three years from the date of termination, the Depositary may sell the Stock then held by it at a public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of such sale, without liability for interest, for the pro rata benefit of the owners of the Depositary Shares which have not theretofore been surrendered. Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to the Stock represented by the Depositary Shares, or dividends thereon, and unclaimed at the end of three years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the holders of such Depositary Shares shall look only to the general funds of the Company for payment thereof.

         (c) Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.3, 5.6 and 5.7.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Counterparts.

         This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         Section 7.2. Exclusive Benefit of Parties.

         This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         Section 7.3. Invalidity of Provisions.

         In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or modified thereby.

         Section 7.4. Notices.

         (a) Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telecopy or telex confirmed by letter, addressed to the Company at One M&T Plaza, Buffalo, New York 14203, telephone: (___) ___-____, telecopy: (___) ___-____, Attention:
_________________, or at any other address and to the attention of any other person of which the Company shall have notified the Depositary in writing.

         (b) Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at [Address of Depositary], telephone: (___) ___-____, telecopy: (___) ___-____,
Attention: _________________, or at any other address and to the attention of any other person of which the Depositary shall have notified the Company in writing.

         (c) Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

         (d) Delivery of a notice sent by mail or by telegram, telecopy or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telecopy message shall not subsequently be confirmed by letter or as aforesaid.

         Section 7.5. Depositary's Agents.

         The Depositary may from time to time appoint any Depositary's Agent to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will promptly notify the Company of any such action.

         Section 7.6. Holders of Receipts Are Parties.

         By acceptance of delivery of the Receipts, any holder of such Receipt from time to time shall be deemed to have agreed to become a party to this Deposit Agreement and to be bound by all of the terms and conditions hereof and of the Receipts to the same extent as though such person executed this Agreement.

         Section 7.7. Governing Law.

         THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

         Section 7.8. Inspection of Deposit Agreement.

         Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's agent, if any, by any holder of a Receipt.

         Section 7.9. Headings.

         The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                                     M&T BANK CORPORATION

                                                     By: _______________________
                                                     Authorized Officer

                                                     [NAME OF DEPOSITARY]

                                                     By: _______________________
                                                     Authorized Officer

                                    EXHIBIT A

                                 FORM OF RECEIPT

TEMPORARY RECEIPT EXCHANGEABLE FOR                     CERTIFICATE FOR
ENGRAVED RECEIPT WHEN READY FOR                        ______________________
DELIVERY                                               DEPOSITARY SHARES

                                                       CUSIP _____________
TRANSFERABLE
DEPOSITARY RECEIPT                                     SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

This Certificate is transferable in
____________________, ____

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH DEPOSITARY SHARE REPRESENTING A _________ INTEREST IN ONE SHARE OF SERIES __ [___%] PREFERRED STOCK

                              M&T BANK CORPORATION

                             A New York Corporation

[NAME OF DEPOSITARY], as Depositary (the "Depositary") hereby certifies that _____________________________ is the registered owner of ___________________
DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a ______ interest in one share of Series __ [___%] Preferred Stock, par value $1.00 per share, (the "Stock"), of M&T Bank Corporation, a New York corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ____________ __, ____ (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.

Dated: ________ __, ____

                                                [NAME OF DEPOSITARY], Depositary

                                                By: ____________________________
                                                    Authorized Officer

                                                [NAME OF REGISTRAR], Registrar

                                                By: ____________________________
                                                    Authorized Officer

                              M&T BANK CORPORATION

M&T BANK CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OR SUMMARY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE PORTIONS OF THE CERTIFICATE OF DESIGNATIONS ESTABLISHING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO SHARES OF EACH CLASS AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES) WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, INCLUDING THE SERIES __ [___%] PREFERRED STOCK. ANY SUCH REQUEST SHOULD BE ADDRESSED TO M&T BANK CORPORATION, ONE M&T PLAZA, BUFFALO, NEW YORK 14203, ATTENTION
_________________________________________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM               -     as tenants in common
TEN ENT               -     as tenants by the entireties
JT TEN                -     as joint tenants with right of survivorship and not
                            as tenants in common
UNIF GIFT MIN ACT                    - ____________ Custodian _____________
                                          (Cust)                  (Minor)

                                     Under Uniform Gift to
                                     Minors Act ___________________________
                                                                         (State)

UNIF GIFT MIN ACT                    - __________ Custodian (until age ____)
                                          (Cust)
                                       ___________ under Uniform Transfers
                                         (Minor)

                                     to Minors Act ________________________
                                                                          (Cust)

                                     Additional abbreviations may also be used though not in the above list.